Exhibit 99.2

Ample Organics Inc.
Interim condensed consolidated statements of financial position
[expressed in Canadian dollars]
[unaudited]
As at

	March 31, 2020 CAD$	December 31, 2019 CAD$
Assets
Current
Cash	1,144,834	986,874
Trade and other receivables [note 4]	1,553,158	1,549,710
Inventories	26,810	39,437
Prepaid expenses	228,804	329,791
Total current assets	2,953,606	2,905,812
Property and equipment, net [note 5]	1,896,538	1,983,865
Right of use assets, net [note 6]	2,566,826	2,657,120
Other financial assets	—	—
Goodwill and other intangible assets [note 7]	5,773,861	5,856,821
	13,190,831	13,403,618

Liabilities
Current
Trade and other payables [note 8]	1,498,116	1,423,359
Deferred revenue	501,940	495,797
Lease liabilities [note 9]	541,368	544,226
Short-term debt [note 10]	5,779,432	4,746,189
Total current liabilities	8,320,856	7,209,571
Lease liabilities [note 9]	3,035,642	3,113,228
Preferred share liabilities [note 11]	13,758,104	13,636,522
Deferred tax liability	326,384	348,368
Total liabilities	25,440,986	24,307,689

Shareholders’ equity
Share capital [note 12]	14,345,721	14,345,721
Warrants [note 12]	823,778	823,778
Contributed surplus	777,274	642,407
Deficit	(28,196,928)	(26,715,977)
Total shareholders’ equity	(12,250,155)	(10,904,071)
	13,190,831	13,403,618

Commitments and contingencies [note 15]

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements

On behalf of the Board:

/s/ John Prentice	/s/ Cal Miller
Director	Director

Ample Organics Inc.
Interim condensed consolidated statements of loss and comprehensive loss
[Expressed in Canadian dollars]
[unaudited]
Three months ended March 31,

	2020 CAD$	2019 CAD$
Revenue [note 13]	1,874,726	1,715,983
Cost of sales	708,466	1,085,636
Gross profit	1,166,260	630,347

General and administrative expenses [note 14]	738,965	869,992
Sales and marketing [note 14]	375,861	578,330
Research and development [note 14]	850,080	2,280,974
Share-based compensation [note 12]	134,867	120,820
Depreciation and amortization [notes 5,6 and 7]	260,581	246,097
Finance costs	308,841	111,598
Loss on fair value of preferred share liabilities [note 11]	—	1,816,139
Loss before income taxes	(1,502,935)	(5,393,603)
Deferred income tax recovery	21,984	25,367
Net loss and comprehensive loss for the year	(1,480,951)	(5,638,236)

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements

Ample Organics Inc.
Interim condensed consolidated statements of changes in shareholders’ deficiency
[Expressed in Canadian dollars]
[unaudited]

	Common Shares		Warrants		Contributed Surplus	Deficit	Total
	#	CAD$	#	CAD$	CAD$	CAD$	CAD$
Balance, December 31, 2018	33,271,650	8,055,303	—	—	260,790	(8,350,359)	(34,266)
Impact of IFRS 16 adoption	—	—	—	—	—	(344,834)	(344,834)
Issuance of shares, net of costs [note 12]	2,436,207	3,817,067	1,218,100	471,828	—	—	4,288,895
Share-based compensation [note 12]	—	—	—	—	120,820	—	120,820
Net loss and comprehensive loss for the period	—	—	—	—	—	(5,368,236)	(5,368,236)
Balance, March 31, 2019	35,707,857	11,872,370	1,218,100	471,828	381,610	(14,063,429)	(1,337,621)

Balance, December 31, 2019	37,447,622	14,345,721	2,217,161	823,778	642,407	(26,196,928)	(10,904,071)
Share-based compensation [note 12]	—	—	—	—	134,867	—	134,867
Net loss and comprehensive loss for the year	—	—	—	—	—	(1,480,951)	(1,480,951)
Balance, March 31, 2020	37,447,622	14,345,721	2,217,161	823,778	777,274	(28,196,928)	(12,250,155)

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements

Ample Organics Inc.
Interim condensed consolidated statements of cash flows
[Expressed in Canadian dollars]
[unaudited]
Three months ended March 31,

	2020 CAD$	2019 CAD$
Operating activities
Net loss for the year	(1,480,951)	(5,368,236)
Add items not involving cash
Depreciation and amortization [notes 5,6,7]	260,581	246,097
Share-based compensation [note 12]	134,867	120,820
Loss on fair value of preferred share liabilities [note 11]	—	1,816,139
Finance costs	242,668	61,358
Deferred income tax recovery	(21,984)	(25,367)
Impairment of financial asset	—	—
Loss on sale of fixed assets	—	161
	(864,819)	(3,149,028)
Net changes in non-cash working capital balances related to operations
Trade and other receivables	(3,448)	59,985
Inventories	12,627	12,952
Prepaid expenses	100,987	(6,773)
Trade and other payables	113,986	143,688
Deferred revenue	6,143	130,093
Cash used in operating activities	(634,524)	(2,809,083)

Investing activities
Disposal of property and equipment [note 5]	—	1,075
Purchase of property and equipment [note 5]	—	(98,802)
Cash used in investing activities	—	(97,727)

Financing activities
Proceeds from issuance of shares and warrants, net of costs [note 12]	—	4,288,895
Repayment of short-term debt [note 10]	—	(3,601,786)
Proceeds from issuance of short-term debt, net of costs [note 10]	929,473	2,000,000
Payments for lease obligations	(136,989)	(136,206)
Cash provided by financing activities	792,484	2,550,903

Net increase (decrease) in cash during the period	157,960	(355,907)
Cash, beginning of the period	986,874	1,062,209
Cash, end of the period	1,144,834	706,302

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements

Ample Organics Inc.
Notes to the interim condensed consolidated financial statements

[Expressed in Canadian dollars, except share amounts]

[unaudited]

March 31, 2020 and 2019

1. Nature of business and going concern uncertainty

Nature of business

Ample Organics Inc. [the “Company” or “Ample Organics”] is Canada’s leading cannabis software company. The software is built for compliance with the Access to Cannabis for Medical Purposes Regulations [“ACMPR”], which tracks everything from seed to sale of cannabis and beyond. Ample Organics’ platform allows customers to run their licensed facilities from end-to-end while meeting the record keeping and traceability requirements of ACMPR.

The Company was incorporated on August 1, 2014. The Company’s head office is located at 629 Eastern Ave, Building B, Toronto, Ontario M4M 1E3.

Going concern uncertainty

The preparation of these unaudited interim condensed consolidated financial statements requires management to make judgments regarding the Company’s ability to continue as a going concern. Management has determined that as at March 31, 2020, it does not have adequate working capital for the coming year based on current capital resources. The Company has incurred a total comprehensive loss of CAD$1,480,951 for the three-month period ended March 31, 2020, an accumulated deficit of CAD$28,196,928 and, as of March 31, 2020, the Company’s current liabilities exceeded current assets by CAD$5,367,250. These events or conditions indicate that a material uncertainty exists that raises substantial doubt about the Company’s ability to continue as a going concern and therefore, that it may be unable to realize its assets or discharge its liabilities in the normal course of business. The Company believes it will be able to complete a transaction that will provide the consolidated entity with sufficient funding to meet its expenditure commitments and support its planned level of spending, and therefore it is appropriate to prepare the unaudited interim condensed consolidated financial statements on a going concern basis.

2. Basis of presentation

These unaudited interim condensed consolidated financial statements [“financial statements”] were prepared using the same accounting policies and methods as those used in the Company’s consolidated financial statements for the year ended December 31, 2019. These financial statements have been prepared in compliance with IAS 34 – Interim Financial Reporting. Accordingly, certain disclosures normally included in annual financial statements prepared in accordance with International Financial Reporting Standards [“IFRS”] as issued by the International Accounting Standards Board have been omitted or condensed. These interim condensed consolidated financial statements should be read in conjunction with the Company’s consolidated financial statements for the year ended December 31, 2019.

These financial statements were approved and authorized for issuance by the Board of Directors of the Company on June 11, 2020.

COVID-19

During the three-month period ended March 31, 2020, the outbreak of the recent novel coronavirus [“COVID-19”] has resulted in governments worldwide enacting emergency measures to combat the spread of the virus. These measures, which include the implementation of travel bans, self-imposed quarantine periods and social distancing, have caused disruption to certain businesses globally; as a result, there could be a possibility of recession in the near future. While the impact of COVID-19 on the Company has been minimal to date, there is uncertainty around its duration and future business conditions. If the outbreak were to cause disruption to the Company’s supply chain or its service capabilities in the future, it would have a negative impact on revenue, which could be material. In addition, any material negative impact on revenue would impact profitability, as well as liquidity and capital resources.

Ample Organics Inc.
Notes to the interim condensed consolidated financial statements

[Expressed in Canadian dollars, except share amounts]

[unaudited]

March 31, 2020 and 2019

3. Summary of Significant accounting policies

The preparation of these unaudited interim condensed consolidated financial statements in accordance with IFRS requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities and reported amounts of revenues and expenses during the period. These estimates and assumptions are based on historical experience, expectations of the future, and other relevant factors and are reviewed regularly. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future period affected. Actual results may differ from these estimates.

In preparing these unaudited interim condensed consolidated financial statements, the significant judgments made by management in applying the Company’s accounting policies and the key sources of uncertainty are the same as those applied and described in the Company’s audited annual consolidated financial statements for the fiscal year ended December 31, 2019.

4. Trade and other receivables

The Company’s trade and other receivables include the following:

	March 31, 2020 CAD$	December 31, 2019 CAD$
Trade receivable, net of allowance of CAD$13,667 [2019 – CAD$70,953]	924,155	920,707
Investment tax credit receivable	629,003	629,003
	1,553,158	1,549,710

5. Property and equipment

	Leasehold improvements CAD$	Furniture and equipment CAD$	Computer hardware CAD$	Total CAD$
Cost
As at December 31, 2018	1,315,090	203,919	317,707	1,836,716
Impact of IFRS 16 adoption	383,294	—	—	383,294
Additions	100,167	17,183	31,143	148,493
Disposals	—	—	(2,232)	(2,232)
As at December 31, 2019	1,798,551	221,102	346,618	2,366,271
As at March 31, 2020	1,798,551	221,102	346,618	2,366,271

Accumulated depreciation
As at December 31, 2018	44,334	32,854	86,542	163,730
Depreciation	63,630	42,822	113,220	219,672
Disposals	—	—	(996)	(996)
As at December 31, 2019	107,964	75,676	198,766	382,406
Depreciation	47,843	10,879	28,605	87,327
As at March 31, 2020	155,807	86,555	227,371	469,733

Net book value

As at December 31, 2019	1,690,587	145,426	147,852	1,983,865
As at March 31, 2020	1,642,744	134,547	119,247	1,896,538

For the three-month period ended March 31, 2020, a depreciation expense of CAD$87,327 [2019 – CAD$44,329] was recorded in the unaudited interim condensed consolidated statement of loss and comprehensive loss in relation to the property and equipment.

Ample Organics Inc.
Notes to the interim condensed consolidated financial statements

[Expressed in Canadian dollars, except share amounts]

[unaudited]

March 31, 2020 and 2019

6. Right-of-use assets

The Company has lease contracts for office space, vehicles and equipment with remaining terms up to eight years in length. The following is a summary of the changes in the Company’s right-of-use assets during the year:

CAD$
As at January 1, 2019	3,034,001
Depreciation	(376,881)
As at December 31, 2019	2,657,120
Depreciation	(90,294)
As at March 31, 2020	2,566,826

For the three-month period ended March 31, 2020, depreciation expense of CAD$90,294 [2019 – CAD$93,531] was recorded in the unaudited interim condensed consolidated statement of loss and comprehensive loss in relation to the right of use assets.

7. Goodwill and other intangible assets

The Company’s intangible assets comprise customer relationships and technology, both of which are being amortized over their useful lives of five years.

	2020 CAD$	2019 CAD$
Goodwill	4,542,224	4,542,224
Intangible assets	1,231,637	1,314,597
	5,773,861	5,856,821

Intangible assets	CAD$
Cost
As at December 31, 2018	1,659,200
As at March 31, 2020 and December 31, 2019	1,659,200

Accumulated amortization
As at December 31, 2018	12,763
Amortization	331,840
As at December 31, 2019	344,603
Amortization	82,960
As at March 31, 2020	427,563

Net book value
As at December 31, 2019	1,314,597
As at March 31, 2020	1,231,637

For the three-month period year ended March 31, 2020, amortization expense of CAD$82,960 [2019 – CAD$82,960] was recorded in the unaudited interim condensed consolidated statement of loss and comprehensive loss in relation to the intangible assets.

Ample Organics Inc.
Notes to the interim condensed consolidated financial statements

[Expressed in Canadian dollars, except share amounts]

[unaudited]

March 31, 2020 and 2019

8. Trade and other payables

The Company’s trade and other payables include the following:

	March 31, 2020 CAD$	December 31, 2019 CAD$
Trade payables	1,410,004	1,316,653
Sales tax payable	88,072	106,706
	1,498,076	1,423,359

9. Lease liabilities

The following is a summary of the changes in the Company’s lease liabilities during the period:

CAD$
As at January 1, 2019	3,964,299
Interest accretion	237,977
Lease repayments	(544,822)
As at December 31, 2019	3,657,454
Interest accretion	56,545
Lease repayments	(136,989)
As at March 31, 2020	3,577,010
Current	541,368
Non-current	3,035,642

For the three-month period ended March 31, 2020, interest expense of CAD$56,545 [2019 – CAD$61,356] was recorded in the unaudited interim condensed consolidated statement of loss and comprehensive loss in relation to the lease liability.

10. Short-term debt

	March 31, 2020 CAD$	December 31, 2019 CAD$
Short-term debt due in September 2020	2,134,468	2,097,335
Short-term debt due in October 2020	3,644,964	2,648,854
	5,779,432	4,746,189

On February 15, 2019, in order to repay the promissory note for the acquisition of LCA, the Company entered into a CAD$2,000,000 loan bearing interest of 15% per annum, maturing in six months. At inception, the Company recognized the loan at its fair value plus transaction costs directly attributable to its issuance of CAD$87,165. Subsequent to initial recognition, the loan was carried at amortized cost. Financing costs of CAD$87,165 related to this loan were recorded in the consolidated statement of loss and comprehensive loss for the year ended December 31, 2019.

On September 25, 2019, the loan was amended to extend the maturity date to September 25, 2020 and the interest rate to 12% per annum. In addition, 600,000 warrants convertible into Class A-3 Preferred Shares of the Company were issued to the lender [note 11]. On entering into the amended loan, the Company completed an assessment that showed that the present value of the cash flows under the amended loan facility, including the financing costs and cost of warrants issued, differed more than 10% from the present value of the remaining cash flows of the loan. The amendment was treated as an extinguishment of the original loan and the establishment of a new loan at its fair value plus transaction costs of CAD$211,567 directly attributable to its issuance. A loss on extinguishment of CAD$1,001,928 was recorded within finance costs related to the amendment. In December 2019, upon announcement of the Akerna Transaction [note 11], the carrying value of the amended loan was adjusted for a revised estimate of future expected cash flows discounted over the remaining estimated life of the amended loan.

Ample Organics Inc.
Notes to the interim condensed consolidated financial statements

[Expressed in Canadian dollars, except share amounts]

[unaudited]

March 31, 2020 and 2019

10. Short-term debt (cont.)

On October 1, 2019, the Company entered into a CAD$2,500,000 loan bearing interest of 12% per annum maturing on October 1, 2020. In addition, 204,000 warrants convertible into Class A-3 Preferred Shares of the Company were issued to the lender [note 11]. At inception, the Company recognized the loan at its fair value plus transaction costs directly attributable to its issuance of CAD$246,368. Subsequent to initial recognition, the loan was carried at amortized cost. In December 2019, upon announcement of the Akerna Transaction [see note 11], the carrying value of the loan was adjusted for a revised estimate of future expected cash flows discounted over the remaining estimated life of the amended loan.

On March 9, 2020, the Company drew down on a supplemental advance of CAD$1,000,000 from the October loan bearing interest of 14% per annum and maturing on October 1, 2020. In addition, 81,600 Class A-3 Preferred Shares warrants of the Company were issued to the lender [note 11]. The Company recognized the loan at its fair value plus transaction costs directly attributable to its issuance of CAD$170,527.

For the three-month period ended March 31, 2020, interest expense of CAD$252,296 [2019 – CAD$50,240] was recorded in the unaudited interim condensed consolidated statement of loss and comprehensive loss in relation to the short-term debt.

At March 31, 2020, the Company was in breach of the covenants for its short-term debt. No waivers were obtained by the Company for these covenant breaches.

11. Preferred share liabilities

The following is a summary of the changes in the Company’s preferred liabilities:

	March 31, 2020 CAD$	December 31, 2019 CAD$
Opening balance	13,636,522	5,234,811
Additions	121,582	1,089,073
Change in fair value of preferred share liabilities	—	7,312,638
Ending balance	13,758,104	13,636,522

In June 2018, the Company issued 3,000,000 preferred share units at CAD$1.50 per unit, consisting of 3,000,000 Class A-1 Preferred Shares and 1,500,000 warrants convertible into Class A-2 Preferred Shares at an exercise price of CAD$2.25 per share for gross proceeds of CAD$4,500,000. As the Class A-1 Preferred Shares and Class A-2 Preferred Shares are convertible into a variable number of common shares depending on subsequent issuances of common shares, these preferred shares and the warrants convertible to the preferred shares are considered financial liabilities. The net proceeds were allocated to the preferred shares and warrants based on the relative fair value of each instrument.

In October 2019, the Company issued 804,000 warrants convertible into Class A-3 Preferred Shares at an exercise price of CAD$1.20 to lenders in connection with loans received [note 10]. As the Class A-3 Preferred Shares are convertible into a variable number of common shares depending on subsequent issuances of common shares, these preferred shares and the warrants convertible to the preferred shares are considered financial liabilities.

Ample Organics Inc.
Notes to the interim condensed consolidated financial statements

[Expressed in Canadian dollars, except share amounts]

[unaudited]

March 31, 2020 and 2019

11. Preferred share liabilities (cont.)

In March 2020, the Company issued 81,600 warrants convertible into Class A-3 Preferred Shares at an exercise price of CAD$1.20 to lenders in connection with loans received [note 10].

The Company determined that each of the Company’s Class A-1 Preferred Shares, Class A-2 Preferred Shares and Class A-3 Preferred Shares [collectively the “Class A Preferred Shares”] and warrants that are convertible into Class A Preferred Shares, did not meet the IFRS definition of equity due to the variability of the conversion price. Accordingly, the Class A Preferred Shares and the related warrants are treated as financial liabilities measured at fair value through profit or loss.

In determining the fair values of the warrants issued, the Company used the Black-Scholes pricing model applying the following inputs:

	2020		2019
Risk-free interest rate		0.52%		1.47%
Term [years]		3		3
Estimated volatility		70%		70%
Warrant value	CAD$	2.08	CAD$	1.40
Share price	CAD$	3.00	CAD$	2.22
Exercise price	CAD$	1.20	CAD$	1.20

In December 2019, 1,500,000 warrants convertible into Class A-2 Preferred Shares were converted into 777,637 Class A-2 Preferred Shares and 492,000 warrants convertible into Class A-3 Preferred Shares were converted into 283,721 Class A-3 Preferred Shares.

For the three-month period year ended March 31, 2020, a CAD$nil change on fair value of preferred share liabilities [2019 – CAD$1,816,139 loss] was recorded in the unaudited interim condensed consolidated statement of loss and comprehensive loss.

12. Share capital

[a] Authorized

The authorized share capital of the Company consists of an unlimited number of common shares and 5,304,000 Class A Preferred Shares, issuable in series, of which 3,000,000 are designated as Class A-1 Preferred Shares, 1,500,000 are designated as Class A-2 Preferred Shares and 804,000 are designated as Class A-3 Preferred Shares.

Class A Preferred Shares are convertible, at the option of the holder, into a number of fully paid and non-assessable common shares as determined by dividing the original issue price of the series of Class A Preferred Shares by the then effective conversion price and adjustments to the conversion price in the event the Company issues additional common shares and amounts less than the original conversion price. The conversion and original issue price is CAD$1.50 for Class A-1 Preferred Shares, CAD$2.25 for Class A-2 Preferred Shares, and CAD$1.20 for Class A-3 Preferred Shares, subject to anti-dilution provisions. Preferred shares automatically convert to common shares upon: [i] an amalgamation, arrangement, consolidation, merger, reorganization or similar transaction of the Company, [ii] the sale, lease, transfer, exclusive license or disposition of substantially all of the Company’s assets, [iii] the closing of a public offering of the Company’s common shares provided the offering price per share is not less than CAD$4.50 and aggregate gross proceeds are greater than CAD$20,000,000, or [iv] the vote of the majority of holders of Class A Preferred Shares to convert.

Ample Organics Inc.
Notes to the interim condensed consolidated financial statements

[Expressed in Canadian dollars, except share amounts]

[unaudited]

March 31, 2020 and 2019

12. Share capital (cont.)

[b] Issued and outstanding

On February 22, 2019, the Company issued 2,436,207 common share units at CAD$1.80 per unit, consisting of 2,436,207 common shares and 1,218,100 warrants convertible into common shares at an exercise price of CAD$2.70 until February 22, 2021. In connection with this transaction, the Company issued 27,698 broker warrants convertible into common shares at an exercise price of CAD$1.80 until February 22, 2021 and paid CAD$96,278 in transaction costs.

On April 25, 2019, the Company issued 1,358,052 common share units at CAD$1.80 per unit, consisting of 1,358,052 common shares and 679,024 warrants convertible into common shares at an exercise price of CAD$2.70 until April 25, 2021. In connection with this transaction, the Company issued 81,483 broker warrants convertible into common shares at an exercise price of CAD$1.80 until April 25, 2021 and paid CAD$246,389 in transaction costs.

On May 2, 2019, the Company issued 309,200 common share units at CAD$1.80 per unit, consisting of 309,200 common shares and 154,600 warrants convertible into common shares at an exercise price of CAD$2.70 until May 2, 2021. In connection with this transaction, the Company issued 20,000 advisory warrants convertible into common shares at an exercise price of CAD$1.80 until May 2, 2021 and paid CAD$29,944 in transaction costs.

On May 15, 2019, the Company issued 72,513 common share units at CAD$1.80 per unit, consisting of 72,513 common shares and 36,256 warrants convertible into common shares at an exercise price of CAD$2.70 until May 15, 2021. In connection with this transaction, the Company paid CAD$29,944 in transaction costs.

All of the warrants convertible to common shares for these transactions are convertible into common shares at a 1:1 ratio. The warrants were valued using the Black-Scholes pricing model with the following inputs:

2019
Risk-free interest rate	1.54% – 1.79%
Term [years]	2
Volatility	70%
Dividend yield	Nil
Warrant value	CAD$0.38 – CAD$0.57
Share price	CAD$1.61
Exercise price	CAD$1.80 – CAD$2.70

[c] Employee stock option plan

The Company has an Employee Stock Option Plan [the “Plan”] that is administered by the Board of Directors of the Company who establishes exercise prices, at not less than market price at the date of grant, and expiry dates, which have been set at ten years from issuance. Options under the Plan remain exercisable in increments with 1/4 being exercisable on each of the first and second anniversary and 2/4 being exercisable on the third anniversary from the date of grant, except as otherwise approved by the Board of Directors. The maximum number of common shares reserved for issuance for options that may be granted under the Plan is 10% of the common shares outstanding, which amounts to 3,744,762 at March 31, 2020 [2019 – 3,744,762].

Ample Organics Inc.
Notes to the interim condensed consolidated financial statements

[Expressed in Canadian dollars, except share amounts]

[unaudited]

March 31, 2020 and 2019

12. Share capital (cont.)

The following is a summary of the changes in the Company’s stock options:

	Number of options #	Weighted average exercise price CAD$
Outstanding as at December 31, 2018	1,070,500	1.50
Granted	888,500	1.80
Forfeited	(915,188)	1.60
Expired	(25,312)	1.50
Outstanding as at December 31, 2019	1,018,500	1.67
Forfeited	(37,500)	1.50
Expired	(31,250)	1.50
Outstanding as at March 31, 2020	949,750	1.68

For the three-month period ended March 31, 2020, the Company recorded CAD$134,867 [2019 – CAD$120,820] in share-based compensation expense related to options, which are measured at the fair value at the date of grant and expensed over the option’s vesting period.

In determining the amount of share-based compensation, the Company used the Black-Scholes option pricing model to establish the fair value of options granted by applying the following assumptions:

	2019
Grant date share price	CAD$	1.61
Exercise price	CAD$	1.80
Expected dividend yield		—
Risk free interest rate		1.49% – 1.76%
Expected life		10 years
Expected volatility		70%

Expected volatility was estimated by using the historical volatility of other companies that the Company considers comparable that have trading and volatility history. The expected option life represents the period of time that options granted are expected to be outstanding. The risk-free interest rate is based on government bonds with a remaining term equal to the expected life of the options.

The following table is a summary of the Company’s share options outstanding as at March 31, 2020:

	Options outstanding		Options exercisable
Exercise price CAD$	Number outstanding #	Weighted average remaining contractual life [years] #	Exercise price CAD$	Number exercisable #
1.50	376,750	9.85	1.50	94,188
1.80	573,000	8.41	1.80	54,750
1.68	949,750	8.98	1.61	148,938

Ample Organics Inc.
Notes to the interim condensed consolidated financial statements

[Expressed in Canadian dollars, except share amounts]

[unaudited]

March 31, 2020 and 2019

12. Share capital (cont.)

The following table is a summary of the Company’s share options outstanding as at March 31, 2019:

	Options outstanding		Options exercisable
Exercise price CAD$	Number outstanding #	Weighted average remaining contractual life [years] #	Exercise price CAD$	Number exercisable #
1.50	944,500	4.40	1.50	—
1.80	276,500	7.88	1.80	—
1.57	1,221,000	5.19	—	—

13. Disaggregated revenue

The Company derives its revenues from two main sources, software-as-a-service application [“SaaS”], and professional services revenue, which includes services such system integration and training, and process-change analysis. Subscription revenue related to the provision of SaaS is recognized ratably over the contract term as the service is delivered. Professional services revenue is recognized as services are rendered. Other revenue relates mainly to sale of hardware.

The following table represents disaggregation of revenue for the three-month period ended March 31, 2020 and 2019:

	2020 CAD$	2019 CAD$
Subscription revenues	1,447,671	911,039
Professional services	198,432	203,965
Other	198,623	600,979
Total	1,874,726	1,715,983

14. Expenses by nature

Components of general and administrative expenses, sales and marketing and research and development expenses for the three-month period ended March 31, 2020 and 2019 were as follows:

	2020 CAD$	2019 CAD$
Salaries and wages	1,364,120	1,850,419
Professional fees [include outsourced software development]	479,377	1,760,466
Other	121,409	118,411
	1,964,906	3,729,296

15. Commitments and contingencies

In the ordinary course of business, from time to time, the Company is involved in various claims related to operations, rights, commercial, employment or other claims. Although such matters cannot be predicted with certainty, management does not consider the Company’s exposure to these claims to be material to these financial statements.

Report of independent auditor

To the Board of Directors of Ample Organics Inc.

We have audited the accompanying consolidated financial statements of Ample Organics Inc. [the “Company”], which comprise the consolidated statement of financial position as of December 31, 2019 and 2018, and the related consolidated statement of loss and comprehensive loss, changes in stockholders' deficiency, and cash flows for each of the two years in the period ended December 31, 2019, and the related notes to the financial statements.

Management's responsibility for the consolidated financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in conformity with International Financial Reporting Standards [“IFRS”], this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Ample Organics Inc. at December 31, 2019 and 2018, and the consolidated results of its operations and its cash flows for the two years in the period ended December 31, 2019 in conformity with IFRS.

The Company’s ability to continue as a going concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has recurring losses from operations, has a working capital deficiency, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management's evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ Ernst & Young LLP

Toronto, Ontario

June 11, 2020

Ample Organics Inc.

Consolidated statements of financial position
[Expressed in Canadian dollars]

As at December 31

	2019 CAD$	2018 CAD$
Assets
Current
Cash	986,874	1,062,209
Trade and other receivables [note 4]	1,549,710	1,630,439
Inventories	39,437	210,507
Prepaid expenses	329,791	385,054
Total current assets	2,905,812	3,288,209
Property and equipment, net [note 5]	1,983,865	1,672,986
Right of use assets, net [note 6]	2,657,120	—
Other financial assets	—	25,000
Goodwill and other intangible assets [note 7]	5,856,821	6,188,661
	13,403,618	11,174,856
Liabilities
Current
Trade and other payables [note 8]	1,423,359	1,200,860
Deferred revenue	495,797	731,977
Lease liabilities [note 9]	544,226	—
Short-term debt [note 10]	4,746,189	3,601,786
Total current liabilities	7,209,571	5,534,623
Lease liabilities [note 9]	3,113,228	—
Preferred share liabilities [note 11]	13,636,522	5,234,811
Deferred tax liability [note 13]	348,368	439,688
Total liabilities	24,307,689	11,209,122
Shareholders’ deficiency
Share capital [note 12]	14,345,721	8,055,303
Warrants [note 12]	823,778	—
Contributed surplus	642,407	260,790
Deficit	(26,715,977)	(8,350,359)
Total shareholders’ deficiency	(10,904,071)	(34,266)
	13,403,618	11,174,856

Commitments and contingencies [note 16]

Subsequent events [note 21]

The accompanying notes are an integral part of these consolidated financial statements

On behalf of the Board:

/s/ John Prentice	/s/ Cal Miller
Director	Director

Ample Organics Inc.

Consolidated statements of loss and comprehensive loss

[Expressed in Canadian dollars]

Years ended December 31

	2019 CAD$	2018 CAD$
Revenue [note 14]	7,420,199	6,436,876
Cost of sales	4,363,863	3,291,566
Gross profit	3,056,336	3,145,310
General and administrative expenses [note 15]	3,520,720	2,283,351
Sales and marketing [note 15]	2,079,045	1,616,103
Research and development [note 15]	4,777,996	4,737,175
Share-based compensation [note 12]	381,617	260,790
Depreciation and amortization [notes 5,6,7]	928,393	162,853
Finance costs [note 10]	2,143,031	5,409
Loss on fair value of preferred share liabilities [note 11]	7,312,638	776,000
Other expense	25,000	—
Loss before income taxes	(18,112,104)	(6,696,371)
Deferred income tax recovery [note 13]	91,320	—
Net loss and comprehensive loss for the year	(18,020,784)	(6,696,371)

The accompanying notes are an integral part of these consolidated financial statements

Ample Organics Inc.

Consolidated statements of changes in shareholders’ deficiency
[Expressed in Canadian dollars]

	Common Shares		Warrants		Contributed Surplus	Deficit	Total
	#	CAD$	#	CAD$	CAD$	CAD$	CAD$
Balance, December 31, 2017	29,969,426	2,975,522	—	—	—	(1,653,988)	1,321,534
Issuance of shares, net of costs [note 12]	3,302,224	5,079,781	—	—	—	—	5,079,781
Share-based compensation [note 12]	—	—	—	—	260,790	—	260,790
Net loss and comprehensive loss for the year	—	—	—	—	—	(6,696,371)	(6,696,371)
Balance, December 31, 2018	33,271,650	8,055,303	—	—	260,790	(8,350,359)	(34,266)
Impact of IFRS 16 adoption [note 3]	—	—	—	—	—	(344,834)	(344,834)
Issuances of shares and warrants, net of costs [note 12]	4,175,972	6,290,418	2,217,161	823,778	—	—	7,114,196
Share-based compensation [note 12]	—	—	—	—	381,617	—	381,617
Net loss and comprehensive loss for the year	—	—	—	—	—	(18,020,784)	(18,020,784)
Balance, December 31, 2019	37,447,622	14,345,721	2,217,161	823,778	642,407	(26,715,977)	(10,904,071)

The accompanying notes are an integral part of these consolidated financial statements

Ample Organics Inc.

Consolidated statements of cash flows
[Expressed in Canadian dollars]

Year ended December 31

	2019 CAD$	2018 CAD$
Operating activities
Net loss for the year	(18,020,784)	(6,696,371)
Add items not involving cash
Depreciation and amortization [notes 5,6,7]	928,393	162,853
Share-based compensation [note 12]	381,617	260,790
Loss on fair value of preferred share liabilities [note 11]	7,312,638	776,000
Finance costs	1,792,435	—
Deferred income tax recovery	(91,320)	—
Impairment of financial asset	25,000	—
Loss on sale of fixed assets	161	1,070
	(7,671,860)	(5,495,658)
Net changes in non-cash working capital balances related to operations
Trade and other receivables	282,899	(1,180,641)
Inventories	171,070	(161,945)
Prepaid expenses	55,263	(157,854)
Trade and other payables	222,497	468,942
Deferred revenue	(236,180)	25,269
Cash used in operating activities	(7,176,311)	(6,501,887)

Investing activities
Acquisition	—	(3,525,627)
Disposal of property and equipment [note 5]	1,075	8,988
Purchase of property and equipment [note 5]	(148,493)	(981,901)
Cash used in investing activities	(147,418)	(4,498,540)

Financing activities
Proceeds from issuance of shares and warrants, net of costs [note 12]	7,114,196	7,303,283
Repayment of short-term debt [note 10]	(5,601,786)	—
Proceeds from issuance of short-term debt, net of costs [note 10]	6,280,806	3,601,786
Payments for lease obligations	(544,822)	—
Cash provided by financing activities	7,248,394	10,905,069

Net decrease in cash during the year	(75,335)	(95,358)
Cash, beginning of the year	1,062,209	1,157,567
Cash, end of the year	986,874	1,062,209

The accompanying notes are an integral part of these consolidated financial statements

Ample Organics Inc.

Notes to the consolidated financial statement

[Expressed in Canadian dollars, except share amounts]

December 31, 2019

1. Nature of business and going concern uncertainty

Nature of business

Ample Organics Inc. [the “Company” or “Ample Organics”] is Canada’s leading cannabis software company. The software is built for compliance with the Access to Cannabis for Medical Purposes Regulations [“ACMPR”], which tracks everything from seed to sale of cannabis and beyond. Ample Organics’ platform allows customers to run their licensed facilities from end-to-end while meeting the record keeping and traceability requirements of ACMPR.

The Company was incorporated on August 1, 2014. The Company’s head office is located at 629 Eastern Ave, Building B, Toronto, Ontario M4M 1E3.

Going concern uncertainty

The preparation of these consolidated financial statements requires management to make judgments regarding the Company’s ability to continue as a going concern. Management has determined that as at December 31, 2019, it does not have adequate working capital for the coming year based on current capital resources. The Company has incurred a total comprehensive loss of CAD$18,020,784 for the year ended December 31, 2019, an accumulated deficit of CAD$26,715,977 and, as of December 31, 2019, the Company’s current liabilities exceeded current assets by CAD$4,303,759. These events or conditions indicate that a material uncertainty exists that raise substantial doubt about the Company’s ability to continue as a going concern and therefore, that it may be unable to realize its assets or discharge its liabilities in the normal course of business. The Company believes it will be able to complete a transaction that will provide the Company with sufficient funding to meet its expenditure commitments and support its planned level of spending, and therefore it is appropriate to prepare the consolidated financial statements on a going concern basis.

2. Basis of presentation

[a] Statement of compliance

These consolidated financial statements [the “financial statements”] have been prepared by management on a going concern basis in accordance with generally accepted accounting principles in Canada for publicly accountable enterprises, as set out in the CPA Canada Handbook — Accounting, which incorporates International Financial Reporting Standards [“IFRS”] as issued by the International Accounting Standards Board [“IASB”]. The policies set out below have been consistently applied to all periods presented unless otherwise noted.

These financial statements were approved and authorized for issuance by the Board of Directors of the Company on June 11, 2020.

[b] Basis of measurement

These financial statements have been prepared on a historical cost basis. Historical costs are generally based upon the fair value of the consideration given in exchange for goods and services.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, regardless of whether that price is directly observable or estimated using another valuation technique. In estimating the fair value of an asset or a liability, the Company takes into account the characteristics of the asset or liability if market participants would take those characteristics into account when pricing the asset or liability at the measurement date. Fair value for measurement and/or disclosure purposes in these financial statements is determined on such a basis, except for share-based payment transactions that are within the scope of IFRS 2 Share-based Payment [“IFRS 2”] and measurements that have some similarities to fair value, but are not fair value, such as value in use in IAS 36 Impairment of Assets.

Ample Organics Inc.

Notes to the consolidated financial statement

[Expressed in Canadian dollars, except share amounts]

December 31, 2019

2. Basis of presentation (cont.)

[c] Basis of presentation

These financial statements comprise the accounts of the Company, and its wholly owned legal subsidiary, Last Call Analytics Inc. [“LCA”] and Ample Organics Australia PTY LTD, after the elimination of all intercompany balances and transactions.

Subsidiary

The subsidiary is an entity over which the Company has exposure to variable returns from its involvement and has the ability to use power over the investee to affect its returns. The existence and effect of potential voting rights that are currently exercisable or convertible are considered when assessing whether the Company controls another entity. The subsidiary is fully consolidated from the date on which control is transferred to the Company until the date on which control ceases. The accounts of the subsidiary are prepared for the same reporting period as the parent company, using consistent accounting policies. Intercompany transactions, balances and unrealized gains or losses on transactions are eliminated upon consolidation.

[d] Functional currency and presentation currency

These financial statements are presented in Canadian dollars, which is the Company’s functional currency.

[e] Use of estimates and judgments

The preparation of these financial statements in conformity with IFRS requires management to make estimates, judgments and assumptions that affect the application of accounting policies and the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

Estimates are based on management’s best knowledge of current events and actions that the Company may undertake in the future. Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that reporting period, or in the period of the revision and future periods if the revision affects both current and future periods.

The following are the critical judgments, apart from those involving estimations, that management has made in the process of applying the Company’s accounting policies and that have the most significant effect on the amounts recognized in the financial statements:

[i]	Revenue recognition

Multi-element or bundled contracts require an estimate of the relative stand-alone selling prices of separate elements. The Company assesses the criteria for the recognition of revenue related to arrangements that have multiple components. These assessments require judgment by management to determine if there are separately identifiable components as well as how to allocate the total price among the components. Deliverables are accounted for as separately identifiable components. In concluding whether components are separately identifiable, management considers the transaction from the customer’s perspective. Among other factors, management assesses whether the service or product is sold separately by the Company in the normal course of business or whether the customer could purchase the service or product separately.

Ample Organics Inc.

Notes to the consolidated financial statement

[Expressed in Canadian dollars, except share amounts]

December 31, 2019

2. Basis of presentation (cont.)

[ii]	Estimated useful lives, residual values and depreciation of property and equipment

Depreciation of property and equipment are dependent upon estimates of useful lives and residual values, which are determined through the exercise of judgment. The assessment of any impairment of these assets is dependent upon estimates of recoverable amounts that take into account factors such as economic and market conditions and the useful lives of assets.

[iii]	Estimated useful lives and amortization of intangible assets

The Company employs significant estimates to determine the estimated useful lives of intangible assets, considering technology trends, contractual rights, past experience, expected use and review of asset useful lives. The Company reviews amortization methods and useful lives annually or when circumstances change and adjusts its amortization methods and assumptions prospectively.

[iv]	Valuation of share-based payments, warrants and Class A-3 Preferred Shares

Management measures the fair value for share-based payments, warrants and Class A-3 Preferred Shares using market-based option valuation techniques. Assumptions are made and estimates are used in applying the valuation techniques. These include estimating the future volatility of the share price, expected dividend yield, expected risk-free interest rate and the rate of forfeiture. Such estimates and assumptions are inherently uncertain. Changes in these assumptions affect the fair value estimates of share-based payments, warrants and Class A-3 preferred shares.

3. Significant accounting policies

[a] Cash

Cash includes cash deposits in financial institutions.

[b] Foreign currency translation

Foreign currency transactions are translated into Canadian dollars at exchange rates in effect on the date of the transactions. At the end of each reporting period, monetary assets and liabilities denominated in foreign currencies are translated into Canadian dollars at the foreign exchange rate applicable at that period-end date. Non-monetary assets and liabilities that are measured in terms of historical cost in a foreign currency are translated using the exchange rate at the date of the transaction. Expenses are translated at the exchange rates that approximate those in effect on the date of the transaction. Realized and unrealized exchange gains and losses are recognized in the consolidated statements of loss and comprehensive loss.

[c] Business combinations

Business combinations are accounted for using the acquisition method. In applying the acquisition method, the Company separately measures at their acquisition-date fair values, the identifiable assets acquired, the liabilities assumed, and goodwill acquired and any non-controlling interest in the acquired entity. The consideration transferred for the acquisition of a subsidiary is the fair value of the assets transferred, the liabilities incurred to the former owners of the acquiree and the equity interests issued by the Company. The consideration transferred includes the fair value of any asset or liability resulting from a contingent consideration arrangement. Identifiable assets acquired and liabilities and contingent liabilities assumed in a business combination are measured initially at their fair values at the acquisition date.

Acquisition costs in connection with a business combination are expensed as incurred.

Ample Organics Inc.

Notes to the consolidated financial statement

[Expressed in Canadian dollars, except share amounts]

December 31, 2019

3. Significant accounting policies (cont.)

Goodwill is measured as the excess of the fair value of the consideration transferred, less any non-controlling interest in the entity being acquired at the proportionate share of the recognized net identifiable assets acquired. Goodwill acquired through a business combination is allocated to each cash-generating unit [“CGU”] or group of CGUs that are expected to benefit from the related business combination. A group of CGUs represents the lowest level within the entity at which the goodwill is monitored for internal management purposes, which is not higher than an operating segment. Goodwill is tested for impairment annually or more frequently if certain indicators arise that indicate they are impaired.

[d] Inventories

Inventories are measured at the lower of cost and net realizable value. The costs of inventories are determined on a weighted average cost basis. Net realizable value represents the estimated selling price for inventories less estimated costs necessary to make the sale.

The cost of inventories, which consists of computer equipment, comprises all costs of purchase and other costs incurred in bringing the inventories to their present location and condition. The cost of purchase comprises the purchase price, non-recoverable taxes, transport, handling, and other costs directly attributable to the acquisition of goods.

Inventory allowances are recorded in the period in which management determines the inventory to be obsolete.

[e] Revenue from contracts with customers

Revenue is recognized upon transfer of control of the promised goods or services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those goods or services. Performance obligations related to a contract are satisfied through the transfer of a promised good or service [i.e., an asset] to a customer, either over time or at a point in time. An asset is transferred when [or as] the customer obtains control of that asset, which refers to the ability to use and obtain substantially all of the remaining benefits from the asset, such as by:

[i]	using the asset to produce goods or provide services [including public services];

[ii]	using the asset to enhance the value of other assets;

[iii]	using the asset to settle liabilities or reduce expenses;

[iv]	selling or exchanging the asset;

[v]	pledging the asset to secure a loan; and

[vi]	holding the asset.

Payment terms are typically 30 days with a CAD$20,000 credit limit on services. Deferred revenue, classified as contract liabilities under International Financial Reporting Standards [“IFRS”] 15, relates to payments received in advance of performance under contracts with customers. Contract liabilities are recognized as [or when] the Company satisfies its performance obligation under the contracts.

Software licenses and services

The Company provides software licenses for contract terms of generally one year, along with implementation [professional] services to provide support and training for customers. These are considered to be one performance obligation under IFRS 15 and are satisfied over the contract term. Revenue is recognized rateably on the basis of time remaining from the start of the contract to its conclusion, on a contract-by-contract basis.

Ample Organics Inc.

Notes to the consolidated financial statement

[Expressed in Canadian dollars, except share amounts]

December 31, 2019

3. Significant accounting policies (cont.)

The first three months of a contract are typically pre-billed upon scheduling of an onsite implementation date, resulting in contract liabilities. The remaining payments under the contract are billed on a monthly basis, subsequent to revenue recognition and resulting in contract assets.

Hardware and third — party licenses

The Company provides its software pre-installed and configured on its own dedicated device/hardware and can also install third-party licenses necessary for the operation of the hardware network. These are considered distinct, separate performance obligations under IFRS 15, and are satisfied at a point in time once the setup is complete. Hardware purchases by new customers must be paid for upfront prior to installation, resulting in contract liabilities until the setup is complete. Hardware purchases by existing customers are billed once the devices have been shipped and configured, resulting in contract assets.

The Company measures revenue at the fair value of consideration received or receivable, taking into account any contractually defined terms for volume discounts or refunds. As contracts are generally one year in length, performance obligations related to existing contract liabilities are expected to be satisfied by the end of the next fiscal year-end.

[f] Property and equipment

The Company’s property and equipment are measured at cost less accumulated depreciation and impairment losses.

The cost of an item of property and equipment includes expenditures that are directly attributable to the acquisition or construction of the asset.

Depreciation is recorded over the estimated useful lives as outlined below:

Computer hardware	3 – 5 years
Furniture and equipment	3 – 5 years
Leasehold improvements	Lesser of useful life or term of lease

The Company assesses an asset’s residual value, useful life and depreciation method on a regular basis and if any events have indicated a change and makes adjustments if appropriate.

Gains and losses on disposal of property and equipment are determined by comparing the proceeds from disposal with the carrying amount of the property and equipment and are recognized in the consolidated statement of loss and comprehensive loss.

[g] Intangible assets

The Company’s intangible assets relate to customer relationships and technology. The cost of an intangible asset acquired in a business combination is its fair value at the acquisition date.

Research costs are expensed as incurred.

The useful lives of intangible assets are assessed as either finite or indefinite. Intangible assets with a finite life are amortized over the estimated useful life. Intangible assets are amortized on a straight-line basis as follows:

Customer relationships	5 years
Technology	5 years

Ample Organics Inc.

Notes to the consolidated financial statement

[Expressed in Canadian dollars, except share amounts]

December 31, 2019

3. Significant accounting policies (cont.)

The amortization period and the amortization method for an intangible asset with a finite useful life are reviewed at least at the end of each reporting period. Changes in the expected useful life or the expected pattern of consumption of future economic benefits embodied in the asset are accounted for by changing the amortization period or method, as appropriate, and are treated as changes in accounting estimates.

[h] Impairment of non-financial assets

The carrying amounts of the Company’s non-financial assets are reviewed for impairment as at each consolidated statement of financial position date or whenever events or changes in circumstances indicate that the carrying amount of an asset exceeds its recoverable amount. For the purpose of impairment testing, assets that cannot be tested individually are grouped together into the smallest group of assets that generates cash inflows from continuing use that are largely independent of the cash inflows of other assets or groups of assets. The recoverable amount of an asset or a cash-generating unit is the higher of its fair value, less cost to sell, and its value in use. If the carrying amount of an asset exceeds its recoverable amount, an impairment charge is recognized immediately in profit or loss by the amount by which the carrying amount of the asset exceeds the recoverable amount. Where an impairment loss subsequently reverses, the carrying amount of the asset is increased to the lesser of the revised estimate of recoverable amount and the carrying amount that would have been recorded had no impairment loss been recognized previously.

[i] Leases

At inception of a contract, the Company assesses whether a contract is, or contains, a lease based on whether the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

The Company recognizes a right-of-use asset and a lease liability at the lease commencement date. The right-of-use asset is initially measured based on the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and an estimate of costs to dismantle and remove the underlying asset or to restore the underlying asset or the site on which it is located, less any lease incentives received. The assets are depreciated to the earlier of the end of the useful life of the right-of-use asset or the lease term using the straight-line method as this most closely reflects the expected pattern of consumption of the future economic benefits. The lease term includes periods covered by an option to extend if the Company is reasonably certain to exercise that option. In addition, the right-of-use asset is periodically reduced by impairment losses, if any, and adjusted for certain remeasurements of the lease liability.

The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate. Generally, the Company uses its incremental borrowing rate as the discount rate. Variable lease payments that do not depend on an index or rate are not included in the measurement of the lease liability. The lease liability is measured at amortized cost using the effective interest method. It is remeasured when there is a change in future lease payments arising from a change in an index or rate, or if the Company changes its assessment of whether it will exercise a purchase, extension or termination option. When the lease liability is remeasured in this way, a corresponding adjustment is made to the carrying amount of the right-of-use asset, or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.

The Company has elected to apply the practical expedient to account for each lease component and any non-lease components as a single lease component. The Company has also elected to apply the practical expedient not to recognize right-of-use assets and lease liabilities for short-term leases that have a lease term of 12 months or less and leases of low-value assets.

Ample Organics Inc.

Notes to the consolidated financial statement

[Expressed in Canadian dollars, except share amounts]

December 31, 2019

3. Significant accounting policies (cont.)

[j] Share-based compensation

The Company grants stock options to certain employees. When stock options are exercised, the Company issues new common shares. The consideration received on the exercise of stock options is credited to share capital at the time of exercise. The Company’s stock option compensation plan is described in note 12[c]. Stock options generally vest over three years in a tiered manner and expire after ten years. Each tranche in an award is considered a separate award with its own vesting period and grant date fair value. Fair value of each tranche is measured at the date of grant using the Black-Scholes option pricing model. Compensation expense is recognized over the tranche’s vesting period on a straight-line basis based on the number of awards expected to vest, with a corresponding credit to contributed surplus. The number of awards expected to vest is reviewed at least annually, with any impact being recognized immediately. The stock options recognized is also determined based on management’s grant date estimate of the forfeitures that are expected to occur over the life of the stock options. The number of stock options that actually vest could differ from the estimated number of awards expected to vest and any differences between the actual and estimated forfeitures are recognized prospectively as they occur.

[k] Income taxes

The income taxes currently payable is based on taxable profit for the year. Taxable profit differs from “income before income taxes” as reported in the consolidated statement of loss and comprehensive loss because of items of income or expenses that are taxable or deductible in other years and items that are never taxable or deductible. The Company’s current income taxes are calculated using tax rates that have been enacted or substantively enacted by the end of the year.

Deferred income taxes are recognized on temporary differences between the carrying amounts of assets and liabilities in the financial statements and the corresponding tax bases used in the computation of taxable profit. Deferred income tax liabilities are generally recognized for all taxable temporary differences. Deferred income tax assets are generally recognized for all deductible temporary differences to the extent that it is probable that taxable profits will be available against which those deductible temporary differences can be utilized. Such deferred income tax assets and liabilities are not recognized if the temporary difference arises from the initial recognition [other than in a business combination] of assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit. In addition, deferred income tax liabilities are not recognized if the temporary difference arises from the initial recognition of goodwill.

The carrying amount of deferred income tax assets is reviewed at the end of each year and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered. Deferred income tax liabilities and assets are measured at the tax rates that are expected to apply in the year in which the liability is settled or the asset realized, based on tax rates [and tax laws] that have been enacted or substantively enacted by the end of the year.

The measurement of deferred income tax liabilities and assets reflects the tax consequences that would follow from the manner in which the Company expects, at the end of the year, to recover or settle the carrying amount of its assets and liabilities.

Current and deferred income taxes are recognized in profit or loss, except when they relate to items that are recognized in other comprehensive loss or directly in equity, in which case the current and deferred income taxes are also recognized in other comprehensive loss or directly in equity, respectively. Where current income taxes or deferred income taxes arise from the initial accounting for a business combination, the tax effect is included in the accounting for the business combination.

Ample Organics Inc.

Notes to the consolidated financial statement

[Expressed in Canadian dollars, except share amounts]

December 31, 2019

3. Significant accounting policies (cont.)

[l] Government assistance

Government assistance, which mainly consists of refundable investment tax credits for research and development expenses, is recognized when there is reasonable assurance that the government assistance will be received and all attached conditions will be complied with. When the government assistance relates to an expense item, it is recognized as a reduction in the related expense on a systematic basis over the period necessary to match the government assistance to the costs it is intended to subsidize.

[m] Financial instruments

Financial assets and financial liabilities are recognized when the Company becomes a party to the contractual provisions of the instruments.

Financial assets and financial liabilities are initially measured at fair value. Transaction costs that are directly attributable to the acquisition or issue of financial assets and financial liabilities [other than financial assets and financial liabilities at fair value through profit or loss] are added to or deducted from the fair value of the financial assets or financial liabilities, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial assets or financial liabilities at fair value through profit or loss are recognized immediately in profit or loss.

Financial assets

The Company initially recognizes financial assets at fair value on the date at which the Company becomes a party to the contractual provisions of the instrument.

The Company classifies its financial assets on initial recognition and subsequent measurement as amortized cost, fair value through other comprehensive income [“FVTOCI”], or fair value through profit or loss [“FVTPL”].

Financial assets are subsequently measured at amortized cost if both the following conditions are met and they are not designated as FVTPL:

●	the financial asset is held within a business model with the objective to hold financial assets in order to collect contractual cash flows; and

●	the contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

These assets are subsequently measured at amortized cost using the effective interest method and are subject to impairment. Gains and losses are recognized in the statement of loss and comprehensive loss when the asset is derecognized, modified or impaired.

The Company derecognizes a financial asset when the contractual rights to the cash flows from the asset expire, or it transfers the rights to receive the contractual cash flows on the financial asset in a transaction in which substantially all the risks and rewards of ownership of the financial asset are transferred. Any interest in transferred financial assets that is created or retained by the Company is recognized as a separate asset or liability.

Ample Organics Inc.

Notes to the consolidated financial statement

[Expressed in Canadian dollars, except share amounts]

December 31, 2019

3. Significant accounting policies (cont.)

Financial liabilities

The Company initially recognizes financial liabilities at fair value on the date at which the Company becomes a party to the contractual provisions of the instrument.

The Company classifies its financial liabilities as either financial liabilities at amortized cost or FVTPL on initial recognition and subsequent measurement. Financial liabilities are classified as FVTPL when the financial liability is (i) contingent consideration of an acquirer in a business combination, (ii) held for trading, or (iii) it is designated as FVTPL.

Financial liabilities that are not (i) contingent consideration of an acquirer in a business combination, (ii) held for trading, or (iii) designated as FVTPL are subsequently measured at amortized cost using the effective interest rate method. Interest paid from these financial liabilities is included in finance costs using the effective interest rate method.

The Company derecognizes a financial liability when its contractual obligations are discharged or cancelled or expire.

Financial liabilities and equity instruments

[i] Classification as debt or equity

Debt and equity instruments issued by the Company are classified as either financial liabilities or as equity in accordance with the substance of the contractual arrangements and the definitions of a financial liability and an equity instrument.

[ii] Equity instruments

An equity instrument is any contract that evidences a residual interest in the assets of an entity after deducting all of its liabilities. Equity instruments issued by a group entity are recognized at the proceeds received, net of direct issue costs.

Classification of financial instruments

The Company classifies its financial assets and liabilities depending on the purpose for which the financial instruments were acquired, their characteristics, and management intent as outlined below:

Cash	Fair value through profit and loss
Trade and other receivables	Amortized cost
Other financial assets	Fair value through profit and loss
Trade and other payables	Amortized cost
Short-term debt	Amortized cost
Preferred share liabilities	Fair value through profit and loss
Warrant liabilities	Fair value through profit and loss

Ample Organics Inc.

Notes to the consolidated financial statement

[Expressed in Canadian dollars, except share amounts]

December 31, 2019

3. Significant accounting policies (cont.)

Impairment of financial assets

As the Company’s financial assets are substantially made up of trade receivables, which are measured at amortized cost, the Company has elected to apply the simplified approach for measuring the loss allowance at an amount equal to lifetime expected credit losses [“ECL”]. The Company recognizes lifetime expected losses on initial recognition through both the analysis of historical defaults and a reassessment of counterparty credit risk in revenue contracts on an annual basis. An impairment loss is reversed in subsequent periods if the amount of the expected loss decreases and the decrease can be objectively related to an event occurring after the initial impairment was recognized.

Preferred share liabilities

The preferred share and the warrants issued in 2018 met the definition of financial liabilities subject to measurement at fair value at each reporting period-end with changes in fair value to be reflected in the Company’s consolidated statements of loss and comprehensive loss. The Company determined that the preferred share liabilities did not meet the IFRS definition of equity due to the variability of the conversion ratio to common shares.

The warrants are convertible into preferred shares which are a financial liability, therefore, the warrants are measured at financial liability through profit or loss.

[n] New standards adopted in the current period

The Company applied IFRS 16, Leases and IFRIC Interpretation 23, Uncertainty over Income Tax Treatments for the first-time effective January 1, 2019. The nature and effect of the changes as a result of adoption of these new accounting standards are described below.

IFRS 16, Leases [“IFRS 16”]

IFRS 16 supersedes IAS 17 Leases, IFRIC 4 Determining whether an Arrangement contains a Lease, SIC-15 Operating Leases-Incentives and SIC-27 Evaluating the Substance of Transactions Involving the Legal Form of a Lease.. The standard sets out the principles for the recognition, measurement, presentation and disclosure of leases and requires lessees to recognise most leases on the balance sheet.

The Company, as a lessee, has applied IFRS 16 using the modified retrospective approach and recognized right-of-use assets representing the rights to use the underlying assets, equal to the lease liabilities representing the obligation to make lease payments effective January 1, 2019. In accordance with the practical expedients permitted under the standard, comparative information for 2018 has not been restated. In applying IFRS 16 for the first time, the Company used the following practical expedients permitted by the standard:

●	Reliance on previous assessments on whether leases are onerous

●	Use of hindsight in determining the lease term where the contract contains options to extend or terminate the lease

●	Account for leases for which the lease term ends within 12 months of the date of initial application as short-term leases

●	Record right-of-use assets based on the corresponding lease liability, with no net impact on deficit

Ample Organics Inc.

Notes to the consolidated financial statement

[Expressed in Canadian dollars, except share amounts]

December 31, 2019

3. Significant accounting policies (cont.)

As a result of the adoption of IFRS 16, the Company recognized an increase to both assets and liabilities on the consolidated statement of financial position. The Company also recognized a decrease in general and administrative expenses for the removal of rent expense for operating leases partially offset by accretion of lease liabilities and an increase in depreciation and amortization related to the right-of-use assets in the consolidated statement of loss and comprehensive loss. The weighted average incremental borrowing rate applied to the lease liabilities on January 1, 2019 was 6.5%. The following table illustrates the impact of IFRS 16 on the consolidated statements of financial position on the date of initial application using the modified retrospective approach resulting in the recognition of a right-of-use assets as if the standard had always been applied, representing the rights to use the underlying assets, a lease liabilities amount representing the future obligation associated with the underlying lease arrangement, resulting in a charge to deficit as at January 1, 2019:

	Balance at December 31, 2018	IFRS 16 adjustments	Balance at January 1, 2019
Assets
Current assets:
Trade and other receivables	1,630,439	202,170	1,832,609
Non-current assets:
Property and equipment, net	1,672,986	383,294	2,056,280
Right-of-use-assets, net	—	3,034,001	3,034,001
Liabilities
Current liabilities:
Lease liabilities	—	544,822	544,822
Non-current liabilities:
Lease liabilities	—	3,419,477	3,419,477
Shareholders’ equity
Deficit	(7,574,359)	(344,834)	(7,919,193)

The adjustments to trade and other receivables and property and equipment, net relate to tenant inducements.

[ii] IFRIC 23, Uncertainty over Income Tax Treatment [“IFRIC 23”]

In June 2017, the IASB issued IFRIC 23, which clarifies the accounting for uncertainties in income taxes. IFRIC 23 is effective for annual periods beginning on or after January 1, 2019. The requirements are applied by recognizing the cumulative effect of initially applying them in retained earnings, or in other appropriate components of equity, at the start of the reporting period in which the Company first applies them, without adjusting comparative information. Full retrospective application is permitted, if the Company can do so without using hindsight. The Company has adopted the new Interpretation beginning January 1, 2019. The adoption of IFRIC 23 did not have any impact on the Company’s financial statements.

Ample Organics Inc.

Notes to the consolidated financial statement

[Expressed in Canadian dollars, except share amounts]

December 31, 2019

4. Trade and other receivables

The Company’s trade and other receivables include the following:

	2019 CAD$	2018 CAD$
Trade receivable, net of allowance of CAD$70,953 [2018 – CAD$22,348]	920,707	1,533,285
Input tax receivable	—	97,154
Investment tax credit receivable	629,003	—
	1,549,710	1,630,439

5. Property and equipment

	Leasehold improvements CAD$	Furniture and equipment CAD$	Computer hardware CAD$	Total CAD$
Cost
As at December 31, 2017	665,466	85,292	115,241	865,999
Additions	649,624	119,172	213,105	981,901
Disposals	—	(545)	(10,639)	(11,184)
As at December 31, 2018	1,315,090	203,919	317,707	1,836,716
Impact of IFRS 16 adoption	383,294	—	—	383,294
Additions	100,167	17,183	31,143	148,493
Disposals	—	—	(2,232)	(2,232)
As at December 31, 2019	1,798,551	221,102	346,618	2,366,271
Accumulated depreciation
As at December 31, 2017	—	3,627	11,139	14,766
Depreciation	44,334	29,265	76,491	150,090
Disposals	—	(38)	(1,088)	(1,126)
As at December 31, 2018	44,334	32,854	86,542	163,730
Depreciation	63,630	42,822	113,220	219,672
Disposals	—	—	(996)	(996)
As at December 31, 2018	107,964	75,676	198,766	382,406
Net book value
As at December 31, 2018	1,270,756	171,065	231,165	1,672,986
As at December 31, 2019	1,690,587	145,426	147,852	1,983,865

6. Right-of-use assets

The Company has lease contracts for office space, vehicles and equipment with remaining terms up to eight years in length. The following is a summary of the changes in the Company’s right-of-use assets during the year:

CAD$
As at January 1, 2019	3,034,001
Depreciation	(376,881)
As at December 31, 2019	2,657,120

Ample Organics Inc.

Notes to the consolidated financial statement

[Expressed in Canadian dollars, except share amounts]

December 31, 2019

7. Goodwill and other intangible assets

The Company’s intangible assets consist of customer relationships and technology, both of which are being amortized over their useful lives of five years.

	2019 CAD$	2018 CAD$
Goodwill	4,542,224	4,542,224
Intangible assets	1,314,597	1,646,437
	5,856,821	6,188,661

Intangible assets	CAD$
Cost
As at December 31, 2018	1,659,200
As at December 31, 2019	1,659,200
Accumulated amortization
As at December 31, 2018	12,763
Amortization	331,840
As at December 31, 2019	344,603
Net book value
As at December 31, 2018	1,646,437
As at December 31, 2019	1,314,597

8. Trade and other payables

The Company’s trade and other payables include the following:

	2019 CAD$	2018 CAD$
Trade payables	1,316,653	1,190,701
Sales tax payable	106,706	10,159
	1,423,359	1,200,860

9. Lease liabilities

The Company has lease contracts for office space and equipment, which range from one and nine years.

The following is a summary of the changes in the Company’s lease liabilities during the period:

CAD$
As at January 1, 2019	3,964,299
Interest accretion	237,977
Lease repayments	(544,822)
As at December 31, 2019	3,657,454
Current	544,226
Non-current	3,113,228

Expenses incurred for the year ended December 31, 2019 relating to variable lease payments were CAD$157,553.

Ample Organics Inc.

Notes to the consolidated financial statement

[Expressed in Canadian dollars, except share amounts]

December 31, 2019

10. Short-term debt

	2019 CAD$	2018 CAD$
Promissory note due in February 2019	—	3,601,786
Short-term debt due in September 2020	2,097,335	—
Short-term debt due in October 2020	2,648,854	—
	4,746,189	3,601,786

In December 2018, the Company obtained a promissory note in the amount of CAD$3,601,786 to finance its acquisition of LCA, payable in 60 days with no interest. In February 2019, the Company paid this note in full. Due to late payment, CAD$13,254 in interest was incurred and paid.

On February 15, 2019, in order to repay the promissory note for the acquisition of LCA, the Company entered into a CAD$2,000,000 loan bearing interest of 15% per annum, maturing in six months. At inception, the Company recognized the loan at its fair value plus transaction costs directly attributable to its issuance of CAD$87,165, which was recorded as finance costs in the consolidated statement of loss and comprehensive loss for the year ended December 31, 2019. Subsequent to initial recognition, the loan was carried at amortized cost.

On September 25, 2019, the loan was amended to extend the maturity date to September 25, 2020 and the interest rate to 12% per annum. In addition, 600,000 warrants convertible into Class A-3 Preferred Shares of the Company were issued to the lender [see note 11]. On entering into the amended loan, the Company completed an assessment that showed that the present value of the cash flows under the amended loan facility, including the financing costs and cost of warrants issued, differed more than 10% from the present value of the remaining cash flows of the loan. The amendment was treated as an extinguishment of the original loan and the establishment of a new loan at its fair value plus transaction costs of CAD$211,567 directly attributable to its issuance. A loss on extinguishment of CAD$1,001,928 was recorded within finance costs related to the amendment. In December 2019, upon announcement of the Akerna Transaction [see note 11], the carrying value of the amended loan was adjusted for a revised estimate of future expected cash flows discounted over the remaining estimated life of the amended loan.

On October 1, 2019, the Company entered into a CAD$2,500,000 loan bearing interest of 12% per annum maturing on October 1, 2020. In addition, 204,000 warrants convertible into Class A-3 Preferred Shares of the Company were issued to the lender [see note 11]. At inception, the Company recognized the loan at its fair value plus transaction costs directly attributable to its issuance of CAD$246,368. Subsequent to initial recognition, the loan was carried at amortized cost. In December 2019, upon announcement of the Akerna Transaction [see note 11], the carrying value of the loan was adjusted for a revised estimate of future expected cash flows discounted over the remaining estimated life of the amended loan.

At December 31, 2019, the Company was in compliance with all covenants for its short-term debt. Subsequent to December 31, 2019, the Company was in breach of its covenants for its short-term debt.

11. Preferred share liabilities

The following is a summary of the changes in the Company’s preferred liabilities:

	2019 CAD$	2018 CAD$
As at January 1	5,234,811	—
Additions	1,089,073	4,458,811
Change in fair value of preferred share liabilities	7,312,638	776,000
As at December 31	13,636,522	5,234,811

Ample Organics Inc.

Notes to the consolidated financial statement

[Expressed in Canadian dollars, except share amounts]

December 31, 2019

11. Preferred share liabilities (cont.)

In June 2018, the Company issued 3,000,000 preferred share units at CAD$1.50 per unit, consisting of 3,000,000 Class A-1 Preferred Shares and 1,500,000 warrants convertible into Class A-2 Preferred Shares at an exercise price of CAD$2.25 per share for gross proceeds of CAD$4,500,000. As the Class A-1 Preferred Shares and Class A-2 Preferred Shares are convertible into a variable number of common shares depending on subsequent issuances of common shares, these preferred shares and the warrants convertible to the preferred shares are considered financial liabilities. The net proceeds were allocated to the preferred shares and warrants based on the relative fair value of each instrument.

In October 2019, the Company issued 804,000 warrants convertible into Class A-3 Preferred Shares at an exercise price of CAD$1.20 to lenders in connection with loans received [see note 10].

The Company determined that each of the Company’s Class A-1 Preferred Shares, Class A-2 Preferred Shares and Class A-3 Preferred Shares [collectively the “Class A Preferred Shares”] and warrants that are convertible into Class A Preferred Shares, did not meet the IFRS definition of equity due to the variability of the conversion price. Accordingly, the Class A Preferred Shares and the related warrants are treated as financial liabilities measured at fair value through profit or loss. The fair values of the convertible notes are classified as Level 3 in the fair value hierarchy.

In determining the fair values of the warrants issued, the Company used the Black-Scholes pricing model applying the following inputs:

	2019		2018
Risk-free interest rate		1.47%		1.46%
Term [years]		3		3
Estimated volatility		70%		70%
Expected dividend yield		Nil		Nil
Warrant value	CAD$	1.40	CAD$	0.41
Share price	CAD$	2.22	CAD$	1.30
Exercise price	CAD$	1.20	CAD$	2.25

In December 2019, 1,500,000 warrants convertible into Class A-2 Preferred Shares were converted into 777,637 Class A-2 Preferred Shares and 492,000 warrants convertible into Class A-3 Preferred Shares were converted into 283,721 Class A-3 Preferred Shares.

For the year ended December 31, 2019, a CAD$7,312,638 loss on fair value of preferred share liabilities [2018 — CAD$776,000 loss] was recorded in the statement of loss and comprehensive loss.

12. Share capital

[a] Authorized

The authorized share capital of the Company consists of an unlimited number of common shares and 5,304,000 Class A Preferred Shares, issuable in series, of which 3,000,000 are designated as Class A-1 Preferred Shares, 1,500,000 are designated as Class A-2 Preferred Shares and 804,000 are designated as Class A-3 Preferred Shares.

Class A Preferred Shares are convertible, at the option of the holder, into a number of fully paid and non-assessable common shares as determined by dividing the original issue price of the series of Class A Preferred Shares by the then effective conversion price and adjustments to the conversion price in the event the Company issues additional common shares and amounts less than the original conversion price. The conversion and original issue price is

Ample Organics Inc.

Notes to the consolidated financial statement

[Expressed in Canadian dollars, except share amounts]

December 31, 2019

12. Share capital (cont.)

CAD$1.50 for Class A-1 Preferred Shares, CAD$2.25 for Class A-2 Preferred Shares, and CAD$1.20 for Class A-3 Preferred Shares, subject to anti-dilution provisions. Preferred shares automatically convert to common shares upon: (i) an amalgamation, arrangement, consolidation, merger, reorganization or similar transaction of the Company, (ii) the sale, lease, transfer, exclusive license or disposition of substantially all of the Company’s assets, (iii) the closing of a public offering of the Company’s common shares provided the offering price per share is not less than CAD$4.50 and aggregate gross proceeds are greater than CAD$20,000,000, or (iv) the vote of the majority of holders of Class A Preferred Shares to convert.

[b] Issued and outstanding

On February 22, 2019, the Company issued 2,436,207 common share units at CAD$1.80 per unit, consisting of 2,436,207 common shares and 1,218,100 warrants convertible into common shares at an exercise price of CAD$2.70 until February 22, 2021. In connection with this transaction, the Company issued 27,698 broker warrants convertible into common shares at an exercise price of CAD$1.80 until February 22, 2021 and paid CAD$96,278 in transaction costs.

On April 25, 2019, the Company issued 1,358,052 common share units at CAD$1.80 per unit, consisting of 1,358,052 common shares and 679,024 warrants convertible into common shares at an exercise price of CAD$2.70 until April 25, 2021. In connection with this transaction, the Company issued 81,483 broker warrants convertible into common shares at an exercise price of CAD$1.80 until April 25, 2021 and paid CAD$246,389 in transaction costs.

On May 2, 2019, the Company issued 309,200 common share units at CAD$1.80 per unit, consisting of 309,200 common shares and 154,600 warrants convertible into common shares at an exercise price of CAD$2.70 until May 2, 2021. In connection with this transaction, the Company issued 20,000 advisory warrants convertible into common shares at an exercise price of CAD$1.80 until May 2, 2021 and paid CAD$29,944 in transaction costs.

On May 15, 2019, the Company issued 72,513 common share units at CAD$1.80 per unit, consisting of 72,513 common shares and 36,256 warrants convertible into common shares at an exercise price of CAD$2.70 until May 15, 2021. In connection with this transaction, the Company paid CAD$29,944 in transaction costs.

All of the warrants convertible to common shares for these transactions are convertible into common shares at a 1:1 ratio. The warrants were valued using the Black-Scholes pricing model with the following inputs:

2019
Risk-free interest rate	1.54% – 1.79%
Term [years]	2
Volatility	70%
Dividend yield	Nil
Warrant value	CAD$0.38 – CAD$0.57
Share price	CAD$1.61
Exercise price	CAD$1.80 – CAD$2.70

[c] Employee stock option plan

The Company has an Employee Stock Option Plan [the “Plan”] that is administered by the Board of Directors of the Company who establishes exercise prices, at not less than market price at the date of grant, and expiry dates, which have been set at ten years from issuance. Options under the Plan remain exercisable in increments with 1/4 being exercisable on each of the first and second anniversary and 2/4 being exercisable on the third anniversary from the date of grant, except as otherwise approved by the Board of Directors. The maximum number of common shares reserved for issuance for options that may be granted under the Plan is 10% of the common shares outstanding, which amounts to 3,744,762 at December 31, 2019 [2018 — 3,327,165].

Ample Organics Inc.

Notes to the consolidated financial statement

[Expressed in Canadian dollars, except share amounts]

December 31, 2019

12. Share capital (cont.)

The following is a summary of the changes in the Company’s stock options:

	Number of options #	Weighted average exercise price CAD$
Outstanding as at December 31, 2017	—	—
Granted	1,180,500	1.50
Forfeited	(110,000)	1.50
Outstanding as at December 31, 2018	1,070,500	1.50
Granted	888,500	1.80
Forfeited	(915,188)	1.60
Expired	(25,312)	1.50
Outstanding as at December 31, 2019	1,018,500	1.67

The Company recorded CAD$381,617 [2018 — CAD$260,970] in share-based compensation expense related to options, which are measured at the fair value at the date of grant and expensed over the option’s vesting period.

In determining the amount of share-based compensation, the Company used the Black-Scholes option pricing model to establish the fair value of options granted during the years ended December 31, 2019 and 2018 by applying the following assumptions:

	2019		2018
Grant date share price	CAD$	1.61	CAD$	1.50
Exercise price	CAD$	1.80	CAD$	1.50
Expected dividend yield		—		—
Risk free interest rate		1.49% – 1.76%		1.46%
Expected life		10 years		10 years
Expected volatility		70%		70%

Expected volatility was estimated by using the historical volatility of other companies that the Company considers comparable that have trading and volatility history. The expected option life represents the period of time that options granted are expected to be outstanding. The risk-free interest rate is based on government bonds with a remaining term equal to the expected life of the options.

The following table is a summary of the Company’s share options outstanding as at December 31, 2019:

Options outstanding			Options exercisable
Exercise price CAD$	Number outstanding #	Weighted average remaining contractual life [years] #	Exercise price CAD$	Number exercisable #
1.50	445,500	8.58	1.50	125,438
1.80	573,000	9.44	1.80	—
1.67	1,018,500	9.06	1.50	125,438

Ample Organics Inc.

Notes to the consolidated financial statement

[Expressed in Canadian dollars, except share amounts]

December 31, 2019

12. Share capital (cont.)

The following table is a summary of the Company’s share options outstanding as at December 31, 2018:

Options outstanding			Options exercisable
Exercise price CAD$	Number outstanding #	Weighted average remaining contractual life [years] #	Exercise price CAD$	Number exercisable #
1.50	125,438	9.60	1.50	—

13. Income taxes

A reconciliation of income taxes at statutory rates to actual income taxes are as follows:

	2019 CAD$	2018 CAD$
Loss before income taxes	(18,112,104)	(6,696,371)
Statutory federal and provincial tax rate	26.5%	26.5%
Income tax recovery at the statutory tax rate	(4,799,708)	(1,774,538)
Permanent differences	2,045,604	317,905
Reversal of temporary differences	576,641	—
Deferred income tax asset not recognized	2,086,144	1,456,633
Deferred income tax recovery	(91,320)	—

Deferred income tax assets have not been recognized in respect of tax losses, because it is not probable that future taxable profit will be available against which the Company can utilize the benefits therefrom.

The Company’s deferred tax liability is the result of the origination and reversal of temporary differences and comprise the following:

	2019 CAD$	2018 CAD$
Deferred tax liability
Intangible assets	348,368	439,688

As at December 31, 2019, The Company’s estimated non-capital losses that can be applied against future taxable profit amount to CAD$15,256,571. These non-capital losses expire in the years ended:

CAD$
2035	111,000
2036	469,000
2037	963,000
2038	5,496,728
2039	8,216,843
15,256,571

Ample Organics Inc.

Notes to the consolidated financial statement

[Expressed in Canadian dollars, except share amounts]

December 31, 2019

14. Disaggregated revenue

The Company derives its revenues from two main sources, software-as-a-service application (“SaaS”), and professional services revenue, which includes services such system integration and training, and process-change analysis. Subscription revenue related to the provision of SaaS is recognized ratably over the contract term as the service is delivered. Professional services revenue is recognized as services are rendered. Other revenue relates mainly to sale of hardware.

The following table represents disaggregation of revenue for the year ended December 31, 2019 and 2018:

	2019 CAD$	2018 CAD$
Subscription revenues	5,001,026	2,402,140
Professional services	727,792	1,337,707
Other	1,691,381	2,697,029
Total	7,420,199	6,436,876

15. Expenses by nature

Components of general and administrative expenses, sales and marketing and research and development expenses for the year ended December 31, 2019 were as follows:

	2019 CAD$	2018 CAD$
Salaries and wages	5,422,757	5,342,674
Professional fees [include outsourced software development]	4,143,494	2,444,456
Other	811,510	849,499
	10,377,761	8,636,629

The salaries and wages for research and development are presented net of CAD$629,003 investment tax credit expected and CAD$366,280 grant received for research and development activities conducted in 2019 [see note 4].

16. Commitments and contingencies

In the ordinary course of business, from time to time, the Company is involved in various claims related to operations, rights, commercial, employment or other claims. Although such matters cannot be predicted with certainty, management does not consider the Company’s exposure to these claims to be material to these financial statements.

Ample Organics Inc.

Notes to the consolidated financial statement

[Expressed in Canadian dollars, except share amounts]

December 31, 2019

17. Acquisition of LCA

On December 14, 2018, the Company completed the acquisition of Last Call Analytics Inc. [“LCA”], an alcohol and beverage data analytics company. The total consideration paid was CAD$5,837,896, consisting of CAD$2,236,110 in the Company’s common shares, valued at CAD$1.61 per share, based on the fair value of the common shares at the date of acquisition, and CAD$3,601,786 in promissory notes. The fair values of the assets acquired and liabilities assumed of the acquisition of LCA presented in the 2018 Annual Consolidated Financial Statements have been finalized and are as follows:

CAD$
Purchase price	5,837,896
Assets acquired:
Net working capital	51,924
Cash acquired	24,236
Intangible assets	1,659,200
Goodwill	4,542,224
Deferred tax liability	(439,688)
Total assets	5,837,896

18. Related party transactions

Key management personnel are those persons having the authority and responsibility for planning, directing and controlling activities of the entity, directly or indirectly, including the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Chief Technology Officer and equivalent, and Directors.

Compensation expense for the Company’s key management personnel are as follows:

	2019 CAD$	2018 CAD$
Salaries and benefits	689,903	624,347
Share-based compensation	129,681	90,625
	819,584	714,972

During the year ended December 31, 2019, the Company paid CAD$9,341 (2018 – CAD$nil) of legal fees on behalf of employees.

19. Capital management

Ample Organics is an early stage company that is dependent on raising further capital to fund its capital and operating expenses in excess of revenue until such time that it reaches cash break-even. The Company’s capital structure as at December 31, 2019 primarily consists of shareholders’ equity from common shares and warrants, preferred share liabilities from preferred shares and warrants for preferred shares, and short-term debt.

On December 18, 2019, the Company entered into a definitive agreement to be acquired by Akerna Corp. (“Akerna”) whereby Akerna will acquire all issued and outstanding shares of the Company for up to CAD$60 million (US$45 million) (the “Akerna Transaction”). The purchase consideration consists of CAD$7.5 million in cash (US$5.7 million) and 3,294,574 redeemable preferred shares of Akerna with a value of CAD$42.5 million (US$32.3 million) in Akerna shares on close, as well as contingent consideration of up to CAD$10 million (US$7.6 million) in deferred share-based consideration upon the Company’s achievement of certain revenue targets in 2020. The transaction is expected to close in mid-2020. The Company expects the Akerna Transaction to provide sufficient funding to meet its objectives stated above.

Ample Organics Inc.

Notes to the consolidated financial statement

[Expressed in Canadian dollars, except share amounts]

December 31, 2019

19. Capital management (cont.)

In the event that the Akerna Transaction does not close, the Company is dependent on raising further capital in the form of equity, debt, or instruments convertible into equity to fund its capital and operating expenses in excess of revenue until such time that it reaches cash break-even. While the Company raised CAD$4,500,000 in gross proceeds for short-term debt and CAD$7,516,750 in gross proceeds for common shares as well as warrants for common shares and preferred shares during the year ended December 31, 2019, there can be no assurance that the Company will be successful in raising additional funds in the future.

20. Financial instruments and risk management

Credit risk

Credit risk is the risk of financial loss to the Company if a customer or counterparty to a financial instrument fails to meet its contractual obligations and arises principally from deposits with banks and outstanding receivables. The Company trades only with recognized, creditworthy third parties. The Company performs credit checks for all customers who wish to trade on credit terms. As at December 31, 2019, no customers represented greater than 10% of the outstanding receivable balance [2018 — one customer represented 10%].

The Company does not hold any collateral as security, but mitigates this risk by dealing only with what management believes to be financially sound counterparties and, accordingly, does not anticipate significant loss for non-performance.

The aging of trade receivables is as follows:

	2019 CAD$	2018 CAD$
Current	625,969	1,373,663
1 to 30 days	206,074	57,777
30 to 60 days	22,130	9,369
> 60 days	137,487	114,824
Total gross trade receivables	991,660	1,555,633
Less allowance for doubtful accounts	70,953	22,348
Total trade receivables, net	920,707	1,533,285

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company’s exposure to liquidity risk is dependent on the Company’s ability to raise additional financing to meet its commitments and sustain operations. The Company mitigates liquidity risk through management of working capital, cash flows and the issuance of share capital.

The Company is obligated to the following contractual maturities of undiscounted cash flows:

	Carrying amount CAD$	Contractual cash flows CAD$	Year 1 CAD$	Year 2 CAD$	Year 3 CAD$	Year 4 CAD$	Year 5 CAD$	Thereafter CAD$
Trade and other payables	1,423,359	1,423,359	1,423,359	—	—	—	—	—
Lease liability	3,657,454	4,701,803	544,237	534,739	533,208	565,695	570,024	1,953,900
Short-term debt	4,746,189	5,048,503	5,048,503	—	—	—	—	—
	9,827,002	11,173,665	7,016,099	534,739	533,208	565,695	570,024	1,953,900

Ample Organics Inc.

Notes to the consolidated financial statement

[Expressed in Canadian dollars, except share amounts]

December 31, 2019

20. Financial instruments and risk management (cont.)

Market risk

Market risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices. Market risk comprises three types of risk: currency risk, interest rate risk and other price risk.

Currency risk

Currency risk is the risk to the Company’s earnings that arise from fluctuations of foreign exchange rates. The Company is not exposed to foreign currency exchange risk as it has minimal financial instruments denominated in foreign currencies. Substantially all of the Company’s transactions are in Canadian dollars, which is the Company’s functional currency.

Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. Given that the Company holds short-term debt at fixed interest rates, it is not exposed to interest rate risk as at December 31, 2019.

Other price risk

Other price risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices [other than those arising from interest rate risk or currency risk], whether those changes are caused by factors specific to the individual financial instrument or its issuer, or factors affecting all similar financial instruments traded in the market. The Company is not exposed to significant other price risks as at December 31, 2019.

Fair values

The carrying values of cash, trade and other receivables, other financial assets, trade and other payables, and short-term debt approximate their fair values due to the short-term nature of these items. The risk of material change in fair value is not considered to be significant due to a relatively short-term nature. The Company does not use derivative financial instruments to manage this risk.

Financial instruments recorded at fair value on the consolidated statement of financial position are classified using a fair value hierarchy that reflects the significance of the inputs used in making the measurements. The Company categorizes its fair value measurements according to a three-level hierarchy. The hierarchy prioritizes the inputs used by the Company’s valuation techniques. A level is assigned to each fair value measurement based on the lowest level input significant to the fair value measurement in its entirety. The three levels of the fair value hierarchy are defined as follows:

●	Level 1 — Unadjusted quoted prices as at the measurement date for identical assets or liabilities in active markets.

●	Level 2 — Observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

●	Level 3 — Significant unobservable inputs that are supported by little or no market activity. The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

Ample Organics Inc.

Notes to the consolidated financial statement

[Expressed in Canadian dollars, except share amounts]

December 31, 2019

20. Financial instruments and risk management (cont.)

The fair value hierarchy requires the use of observable market inputs whenever such inputs exist. A financial instrument is classified to the lowest level of the hierarchy for which a significant input has been considered in measuring fair value.

The fair value hierarchy for the Company’s financial instruments measured at fair value are as follows:

	Level 1 CAD$	Level 2 CAD$	Level 3 CAD$	Total CAD$
Preferred share liabilities including associated warrants
As at December 31, 2018	—	5,234,811	—	5,234,811
As at December 31, 2019	—	13,636,522	—	13,636,522

The fair values of the Company’s preferred share liabilities as at December 31, 2019 was determined using the purchase price of the Akerna Transaction.

There were no transfers between fair value measurement hierarchy levels during the year ended December 31, 2019.

21. Subsequent events

COVID-19

Since December 31, 2019, the outbreak of the recent novel coronavirus (COVID-19) has resulted in governments worldwide enacting emergency measures to combat the spread of the virus. These measures, which include the implementation of travel bans, self-imposed quarantine periods and social distancing, have caused disruption to certain businesses globally; as a result, there could be a possibility of recession in the near future. While the impact of COVID-19 on the Company has been minimal to date, there is uncertainty around its duration and future business conditions. If the outbreak were to cause disruption to the Company’s supply chain or its service capabilities in the future, it would have a negative impact on revenue, which could be material. In addition, any material negative impact on revenue would impact profitability, as well as liquidity and capital resources.